Exhibit 99

Accenture Reports Third-Quarter Fiscal 2015 Results

— Revenues of $7.8 billion, up 0.4% in U.S. dollars and 10% in local currency —

— EPS of $1.24 include a $0.06 non-cash pension settlement charge. Excluding this charge, EPS are $1.30, a 3% increase —

— Operating income is $1.13 billion, including a $64 million non-cash pension settlement charge. Excluding the charge, operating income is $1.20 billion and operating margin is 15.4%, an expansion of 20 basis points —

— New bookings are $8.5 billion, with consulting bookings of $4.5 billion and outsourcing bookings of $4.0 billion —

— Accenture updates business outlook for fiscal 2015; expects full-year revenue growth of 9-
10% in local currency, compared with 8-10% previously; raises outlook for full-year GAAP EPS to range of $4.67 to $4.72 from $4.61 to $4.71 previously —

NEW YORK; June 25, 2015 — Accenture (NYSE: ACN) reported financial results for the third quarter of fiscal 2015, ended May 31, 2015, with net revenues of $7.8 billion, an increase of 0.4 percent in U.S. dollars and 10 percent in local currency over the same period last year.

Diluted earnings per share were $1.24, including a non-cash pension settlement charge of $64 million, pre-tax, or $0.06 per share. Excluding this charge, diluted earnings per share were $1.30, an increase of $0.04, or 3 percent, over the same period last year. The charge related to lump-sum payments made from the company’s U.S. pension plan to former employees who elected to receive such payments. The payments settled the company’s pension obligations to those who participated.

Operating income for the quarter was $1.13 billion, including the $64 million pension settlement charge. Excluding the charge, operating income increased 2 percent, to $1.20 billion, and operating margin expanded 20 basis points, to 15.4 percent.

New bookings for the quarter were $8.5 billion, with consulting bookings of $4.5 billion and outsourcing bookings of $4.0 billion.

Pierre Nanterme, Accenture’s chairman and CEO, said, “We are very pleased with our financial results for the third quarter. We delivered 10 percent revenue growth in local currency, which was broad-based across the business, and we gained significant market share. New bookings of $8.5 billion bring us to $25.5 billion for the first three quarters of the year, demonstrating the continued strong demand for our services. We generated solid free cash flow and returned $1.2 billion in cash to our shareholders, while investing significantly in our business.

“We are clearly benefiting from our recent investments across the different dimensions of our business in digital services, where we grew more than 30 percent in local currency in the quarter. Looking ahead, we remain focused on further differentiating our capabilities and capturing new growth opportunities. We have excellent momentum in our business, and are well-positioned to continue driving profitable growth and delivering value to our clients and our shareholders.”

Financial Review

Revenues before reimbursements (“net revenues”) for the third quarter of fiscal 2015 were $7.77 billion, compared with $7.74 billion for the third quarter of fiscal 2014, an increase of 0.4 percent in U.S. dollars and 10 percent in local currency.  Net revenues for the quarter reflect a foreign-exchange impact of negative 10 percent, compared with the negative 11 percent we had previously assumed.  Adjusting for the actual foreign-exchange impact of negative 10 percent in the quarter, the company’s guided range for quarterly net revenues was $7.43 billion to $7.68 billion.  Accenture’s third quarter fiscal 2015 net revenues were approximately $90 million above this adjusted range.

▪	Consulting net revenues for the quarter were $4.11 billion, an increase of 1 percent in U.S. dollars and 11 percent in local currency compared with the third quarter of fiscal 2014.

▪	Outsourcing net revenues were $3.66 billion, flat in U.S. dollars and an increase of 10 percent in local currency compared with the third quarter of fiscal 2014.

Diluted EPS for the quarter were $1.24, compared with $1.26 for the third quarter last year. The pension settlement charge had a negative $0.06 impact on EPS in the third quarter of fiscal 2015. Excluding this charge, EPS for the quarter were $1.30, an increase of $0.04 from the third quarter last year. The $0.04 increase in EPS on an adjusted basis reflects:

▪	$0.02 from higher revenue and operating results; and

▪	$0.03 from a lower share count;

partially offset by

▪	$0.01 from a higher effective tax rate excluding the impact of the pension settlement charge.

Gross margin (gross profit as a percentage of net revenues) for the quarter was 32.5 percent, compared with 32.8 percent for the third quarter last year. Selling, general and administrative (SG&A) expenses for the quarter were $1.33 billion, or 17.1 percent of net revenues, compared with $1.36 billion, or 17.5 percent of net revenues, for the third quarter last year.

Operating income for the quarter was $1.13 billion, or 14.6 percent of net revenues, compared with $1.18 billion, or 15.2 percent of net revenues, for the third quarter of fiscal 2014. Excluding the $64 million pension settlement charge, operating income for the third quarter of fiscal 2015 was $1.20 billion, or 15.4 percent of net revenues, a 20-basis-point expansion from the third quarter of fiscal 2014.

The company’s effective tax rate for the quarter was 24.9 percent, compared with 25.0 percent for the third quarter last year. Excluding the impact of the pension settlement charge, the effective tax rate for the third quarter of fiscal 2015 was 25.7 percent.

Net income for the quarter was $850 million, compared with $882 million for the third quarter last year. Excluding the after-tax impact of the pension settlement charge, net income for the third quarter of fiscal 2015 was $889 million.

Operating cash flow for the quarter was $1.41 billion, and property and equipment additions were $114 million. Free cash flow, defined as operating cash flow net of property and equipment additions, was $1.30 billion. For the same period last year, operating cash flow was $1.36 billion; property and equipment additions were $85 million; and free cash flow was $1.28 billion.

Days services outstanding, or DSOs, were 37 days at May 31, 2015, compared with 36 days at Aug. 31, 2014 and 35 days at May 31, 2014.

Accenture’s total cash balance at May 31, 2015 was $4.0 billion, compared with $4.9 billion at Aug. 31, 2014.

Utilization for the quarter was 90 percent, compared with 91 percent for the second quarter of fiscal 2015.

Attrition for the third quarter of fiscal 2015 was 15 percent, compared with 14 percent for the second quarter of fiscal 2015 and 14 percent for the third quarter of fiscal 2014.

New Bookings

New bookings for the third quarter were $8.5 billion and reflect a negative 10 percent foreign-currency impact compared with new bookings in the third quarter last year.

▪	Consulting new bookings were $4.5 billion, or 53 percent of total new bookings.

▪	Outsourcing new bookings were $4.0 billion, or 47 percent of total new bookings.

Net Revenues by Operating Group

Net revenues by operating group were as follows:

▪	Communications, Media & Technology: $1.61 billion, compared with $1.52 billion for the third quarter of fiscal 2014, an increase of 6 percent in U.S. dollars and 17 percent in local currency.

▪	Financial Services: $1.64 billion, compared with $1.68 billion for the third quarter of fiscal 2014, a decrease of 2 percent in U.S. dollars and an increase of 10 percent in local currency.

▪	Health & Public Service: $1.38 billion, compared with $1.31 billion for the third quarter of fiscal 2014, an increase of 5 percent in U.S. dollars and 10 percent in local currency.

▪	Products: $1.88 billion, compared with $1.91 billion for the third quarter of fiscal 2014, a decrease of 2 percent in U.S. dollars and an increase of 8 percent in local currency.

▪	Resources: $1.25 billion, compared with $1.30 billion for the third quarter of fiscal 2014, a decrease of 4 percent in U.S. dollars and an increase of 6 percent in local currency.

Net Revenues by Geographic Region*

Net revenues by geographic region* for the third quarter of fiscal 2015 were as follows:

▪	North America: $3.64 billion, compared with $3.29 billion for the third quarter of fiscal 2014, an increase of 11 percent in U.S. dollars and 12 percent in local currency.

▪	Europe: $2.65 billion, compared with $2.95 billion for the third quarter of fiscal 2014, a decrease of 10 percent in U.S. dollars and an increase of 7 percent in local currency.

▪	Growth Markets: $1.47 billion, compared with $1.50 billion for the third quarter of fiscal 2014, a decrease of 2 percent in U.S. dollars and an increase of 13 percent in local currency.

*Beginning in fiscal 2015, the company is reporting its geographic regions as follows: North America (the United States and Canada); Europe; and Growth Markets (Asia Pacific, Latin America, Africa, the Middle East, Russia and Turkey). Previously, the company’s three geographic regions were the Americas; EMEA (Europe, the Middle East and Africa); and Asia Pacific.

Returning Cash to Shareholders

Accenture continues to return cash to shareholders through cash dividends and share repurchases.

Dividend

On May 15, 2015, a semi-annual cash dividend of $1.02 per share was paid on Accenture plc Class A ordinary shares to shareholders of record at the close of business on April 10, 2015, and on Accenture SCA Class I common shares to shareholders of record at the close of business on April 7, 2015.

Combined with the semi-annual cash dividend of $1.02 per share paid on Nov. 17, 2014, this brings the total dividend payments for the fiscal year to $2.04 per share, for total cash dividend payments of approximately $1.35 billion.

Share Repurchase Activity

During the third quarter of fiscal 2015, Accenture repurchased or redeemed 5.6 million shares for a total of $518 million, including approximately 4.8 million shares repurchased in the open market.

Accenture’s total remaining share repurchase authority at May 31, 2015 was approximately $3.2 billion.

At May 31, 2015, Accenture had approximately 660 million total shares outstanding, including 624 million Accenture plc Class A ordinary shares and 36 million Accenture SCA Class I common shares and Accenture Canada Holdings Inc. exchangeable shares.

Business Outlook

Fourth Quarter Fiscal 2015

Accenture expects net revenues for the fourth quarter of fiscal 2015 to be in the range of $7.45 billion to $7.70 billion.  This range assumes a foreign-exchange impact of negative 10 percent compared with the fourth quarter of fiscal 2014.

Full Fiscal Year 2015

Accenture’s business outlook for the full 2015 fiscal year now assumes a foreign-exchange impact of negative 7.5 percent compared with fiscal 2014; the previous foreign-exchange assumption was negative 8 percent.

For fiscal 2015, the company now expects net revenue growth in local currency to be in the range of 9 percent to 10 percent, compared with 8 percent to 10 percent previously.

Accenture now expects diluted GAAP EPS to be in the range of $4.67 to $4.72, including the pension settlement charge, compared with $4.61 to $4.71 previously.  Excluding the pension settlement charge of $0.06 per share in the third quarter, the company now expects adjusted EPS to be in the range of $4.73 to $4.78, compared with $4.66 to $4.76 previously.

Accenture continues to expect GAAP operating margin for the full fiscal year to be in the range of 14.2 percent to 14.4 percent.  Excluding the pension settlement charge, the company continues to expect operating margin for the full fiscal year to be in the range of 14.4 percent to 14.6 percent, an expansion of 10 to 30 basis points from fiscal 2014.

The company now expects operating cash flow for fiscal 2015 to be in the range of $3.8 billion to $4.1 billion, compared with $3.85 billion to $4.15 billion previously; now expects property and equipment additions to be $400 million, compared with $450 million previously; and continues to expect free cash flow to be in the range of $3.4 billion to $3.7 billion.

The company continues to expect to return at least $3.8 billion to its shareholders in fiscal 2015 through dividends and share repurchases.

The company continues to expect its annual effective tax rate to be in the range of 26.0 percent to 27.0 percent.

Accenture continues to target new bookings for fiscal 2015 in the range of $33 billion to $35 billion.

Conference Call and Webcast Details

Accenture will host a conference call at 8:00 a.m. EDT today to discuss its third-quarter financial results. To participate, please dial +1 (800) 230-1074 [+1 (612) 234-9960 outside the United States, Puerto Rico and Canada] approximately 15 minutes before the scheduled start of the call. The conference call will also be accessible live on the Investor Relations section of the Accenture Web site at www.accenture.com.

A replay of the conference call will be available online at www.accenture.com beginning at 10:30 a.m. EDT today, Thursday, June 25, and continuing until Thursday, Sept. 24, 2015. A podcast of the conference call will be available online at www.accenture.com beginning approximately 24 hours after the call and continuing until Thursday, Sept. 24, 2015. The replay will also be available via telephone by dialing +1 (800) 475-6701 [+1 (320) 365-3844 outside the United States, Puerto Rico and Canada] and entering access code 360639 from 10:30 a.m. EDT Thursday, June 25 through Thursday, Sept. 24, 2015.

About Accenture

Accenture is a global management consulting, technology services and outsourcing company, with more than 336,000 people serving clients in more than 120 countries. Combining unparalleled experience, comprehensive capabilities across all industries and business functions, and extensive research on the world’s most successful companies, Accenture collaborates with clients to help them become high-performance businesses and governments. The company generated net revenues of US$30.0 billion for the fiscal year ended Aug. 31, 2014. Its home page is www.accenture.com.

Non-GAAP Financial Information

This news release includes certain non-GAAP financial information as defined by Securities and Exchange Commission Regulation G. Pursuant to the requirements of this regulation, reconciliations of this non-GAAP financial information to Accenture’s financial statements as prepared under generally accepted accounting principles (GAAP) are included in this press release. Financial results “in local currency” are calculated by restating current-period activity into U.S. dollars using the comparable prior-year period’s foreign-currency exchange rates. Accenture’s management believes providing investors with this information gives additional insights into Accenture’s results of operations. While Accenture’s management believes that the non-GAAP financial measures herein are useful in evaluating Accenture’s operations, this information should be considered as supplemental in nature and not as a substitute for the related financial information prepared in accordance with GAAP.

Forward-Looking Statements

Except for the historical information and discussions contained herein, statements in this news release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “may,” “will,” “should,” “likely,” “anticipates,” “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” “positioned,” “outlook” and similar expressions are used to identify these forward-looking statements. These statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially from those expressed or implied. These include, without limitation, risks that: the company’s results of operations could be adversely affected by volatile, negative or uncertain economic conditions and the effects of these conditions on the company’s clients’ businesses and levels of business activity; the company’s business depends on generating and maintaining ongoing, profitable client demand for the company’s services and solutions, and a significant reduction in such demand could materially affect the company’s results of operations; if the company is unable to keep its supply of skills and resources in balance with client demand around the world and attract and retain professionals with strong leadership skills, the company’s business, the utilization rate of the company’s professionals and the company’s results of operations may be materially adversely affected; the markets in which the company competes are highly competitive, and the company might not be able to compete effectively; the company could have liability or the company’s reputation could be damaged if the company fails to protect client and/or company data or information systems as obligated by law or contract or if the company’s information systems are breached; the company’s results of operations and ability to grow could be materially negatively affected if the company cannot adapt and expand its services and solutions in response to ongoing changes in technology and offerings by new entrants; the company’s results of operations could materially suffer if the company is not able to obtain sufficient pricing to enable it to meet its profitability expectations; if the company does not accurately anticipate the cost, risk and complexity of performing its work or if the third parties upon whom it relies do not meet their commitments, then the company’s contracts could have delivery inefficiencies and be less profitable than expected or unprofitable; the company’s results of operations could be materially adversely affected by fluctuations in foreign currency exchange rates; the company’s profitability could suffer if its cost-management strategies are unsuccessful, and the company may not be able to improve its profitability through improvements to cost-management to the degree it has done in the past; the company’s business could be materially adversely affected if the company incurs legal liability; the company’s work with government clients exposes the company to additional risks inherent in the government contracting environment; the company might not be successful at identifying, acquiring or integrating businesses or entering into joint ventures; the company’s Global Delivery Network is increasingly concentrated in India and the Philippines, which may expose it to operational risks; changes in the company’s level of taxes, as well as audits, investigations and tax proceedings, or changes in the company’s treatment as an Irish company, could have a material adverse effect on the company’s results of operations and financial condition; as a result of the company’s geographically diverse operations and its growth strategy to continue geographic expansion, the company is more susceptible to certain risks; adverse changes to the company’s relationships with key alliance partners or in the business of its key alliance partners could adversely affect the company’s results of operations; the company’s services or solutions could infringe upon the intellectual property rights of others or the company might lose its ability to utilize the intellectual property of others; if the company is unable to protect its intellectual property rights from unauthorized use or infringement by third parties, its business could be adversely affected; the company’s ability to attract and retain business and employees may depend on its reputation in the marketplace; many of the company’s contracts include payments that link some of its fees to the attainment of performance or business targets and/or require the company to meet specific service levels, which could increase the variability of the company’s revenues and impact its margins; if the company is unable to collect its receivables or unbilled services, the company’s results of operations, financial condition and cash flows could be adversely affected; if the company is unable to manage the organizational challenges associated with its size, the company might be unable to achieve its business objectives; the company’s share price and results of operations could fluctuate and be difficult to predict; the company’s results of operations and share price could be adversely affected if it is unable to maintain effective internal controls; any changes to the estimates and assumptions that the company makes in connection with the preparation of its consolidated financial statements could adversely affect its financial results; the company may be subject to criticism and negative publicity related to its incorporation in Ireland; as well as the risks, uncertainties and other factors discussed under the “Risk Factors” heading in Accenture plc’s most recent annual report on Form 10-K and other documents filed with or furnished to the Securities and Exchange Commission. Statements in this news release speak only as of the date they were made, and Accenture undertakes no duty to update any forward-looking statements made in this news release or to conform such statements to actual results or changes in Accenture’s expectations.

###
Contact:

Roxanne Taylor
Accenture
+1 (917) 452-5106
roxanne.taylor@accenture.com

ACCENTURE PLC
CONSOLIDATED INCOME STATEMENTS
(In thousands of U.S. dollars, except share and per share amounts)
(Unaudited)

	Three Months Ended May 31,				Nine Months Ended May 31,
	2015	% of Net Revenues	2014	% of Net Revenues	2015	% of Net Revenues	2014	% of Net Revenues
REVENUES:
Revenues before reimbursements (“Net revenues”)	$7,770,382	100%	$7,735,638	100%	$23,159,426	100%	$22,225,054	100%
Reimbursements	504,684		504,542		1,390,487		1,382,305
Revenues	8,275,066		8,240,180		24,549,913		23,607,359
OPERATING EXPENSES:
Cost of services:
Cost of services before reimbursable expenses	5,245,477	67.5%	5,199,281	67.2%	15,854,592	68.5%	15,009,208	67.5%
Reimbursable expenses	504,684		504,542		1,390,487		1,382,305
Cost of services	5,750,161		5,703,823		17,245,079		16,391,513
Sales and marketing	874,713	11.3%	899,250	11.6%	2,580,931	11.1%	2,664,715	12.0%
General and administrative costs	452,291	5.8%	458,341	5.9%	1,317,260	5.7%	1,347,999	6.1%
Pension settlement charge	64,382	0.8%	—	—	64,382	0.3%	—	—
Reorganization benefits, net	—	—	—	—	—	—	(18,015)	(0.1)%
Total operating expenses	7,141,547		7,061,414		21,207,652		20,386,212
OPERATING INCOME	1,133,519	14.6%	1,178,766	15.2%	3,342,261	14.4%	3,221,147	14.5%
Interest income	6,441		7,513		25,880		22,229
Interest expense	(4,030)		(4,290)		(10,746)		(12,296)
Other expense, net	(3,839)		(6,051)		(28,326)		(21,437)
INCOME BEFORE INCOME TAXES	1,132,091	14.6%	1,175,938	15.2%	3,329,069	14.4%	3,209,643	14.4%
Provision for income taxes	281,861		294,125		843,405		793,853
NET INCOME	850,230	10.9%	881,813	11.4%	2,485,664	10.7%	2,415,790	10.9%
Net income attributable to noncontrolling interests in Accenture SCA and Accenture Canada Holdings Inc.	(46,283)		(51,523)		(137,972)		(143,470)
Net income attributable to noncontrolling interests – other (1)	(10,250)		(12,954)		(31,739)		(31,838)
NET INCOME ATTRIBUTABLE TO ACCENTURE PLC	$793,697	10.2%	$817,336	10.6%	$2,315,953	10.0%	$2,240,482	10.1%
CALCULATION OF EARNINGS PER SHARE:
Net income attributable to Accenture plc	$793,697		$817,336		$2,315,953		$2,240,482
Net income attributable to noncontrolling interests in Accenture SCA and Accenture Canada Holdings Inc. (2)	46,283		51,523		137,972		143,470
Net income for diluted earnings per share calculation	$839,980		$868,859		$2,453,925		$2,383,952
EARNINGS PER SHARE:
-Basic	$1.27		$1.29		$3.69		$3.53
-Diluted	$1.24		$1.26		$3.61		$3.44
WEIGHTED AVERAGE SHARES:
-Basic	625,969,418		633,128,417		627,523,298		635,231,759
-Diluted	677,825,768		691,038,145		679,719,183		693,943,009
Cash dividends per share	$1.02		$0.93		$2.04		$1.86
_______________

(1)	Comprised primarily of noncontrolling interest attributable to the noncontrolling shareholders of Avanade, Inc.

(2)
Diluted earnings per share assumes the redemption of all Accenture SCA Class I common shares owned by holders of noncontrolling interests and the exchange of all Accenture Canada Holdings Inc. exchangeable shares for Accenture plc Class A ordinary shares on a one-for-one basis. The income effect does not take into account “Net income attributable to noncontrolling interests — other,” since those shares are not redeemable or exchangeable for Accenture plc Class A ordinary shares.

ACCENTURE PLC
SUMMARY OF REVENUES
(In thousands of U.S. dollars)
(Unaudited)

				Percent Increase Local Currency
			Percent Increase (Decrease) U.S. dollars
	Three Months Ended May 31,
	2015	2014
OPERATING GROUPS
Communications, Media & Technology	$1,613,478	$1,524,898	6%	17%
Financial Services	1,638,313	1,677,066	(2)	10
Health & Public Service	1,383,639	1,313,840	5	10
Products	1,883,200	1,914,539	(2)	8
Resources	1,247,851	1,301,774	(4)	6
Other	3,901	3,521	n/m	n/m
TOTAL Net Revenues	7,770,382	7,735,638	—%	10%
Reimbursements	504,684	504,542	—
TOTAL REVENUES	$8,275,066	$8,240,180	—%
GEOGRAPHY
North America	$3,644,002	$3,286,312	11%	12%
Europe	2,653,071	2,953,023	(10)	7
Growth Markets	1,473,309	1,496,303	(2)	13
TOTAL Net Revenues	$7,770,382	$7,735,638	—%	10%
TYPE OF WORK
Consulting	$4,111,914	$4,086,455	1%	11%
Outsourcing	3,658,468	3,649,183	—	10
TOTAL Net Revenues	$7,770,382	$7,735,638	—%	10%

				Percent Increase Local Currency
			Percent Increase (Decrease) U.S. dollars
	Nine Months Ended May 31,
	2015	2014
OPERATING GROUPS
Communications, Media & Technology	$4,711,300	$4,344,497	8%	16%
Financial Services	4,944,075	4,838,687	2	10
Health & Public Service	4,071,998	3,727,642	9	12
Products	5,664,484	5,461,116	4	10
Resources	3,755,158	3,841,678	(2)	4
Other	12,411	11,434	n/m	n/m
TOTAL Net Revenues	23,159,426	22,225,054	4%	11%
Reimbursements	1,390,487	1,382,305	1
TOTAL REVENUES	$24,549,913	$23,607,359	4%
GEOGRAPHY
North America	$10,494,381	$9,409,494	12%	12%
Europe	8,217,856	8,431,801	(3)	9
Growth Markets	4,447,189	4,383,759	1	11
TOTAL Net Revenues	$23,159,426	$22,225,054	4%	11%
TYPE OF WORK
Consulting	$12,043,979	$11,721,038	3%	9%
Outsourcing	11,115,447	10,504,016	6	12
TOTAL Net Revenues	$23,159,426	$22,225,054	4%	11%
_________
n/m = not meaningful

ACCENTURE PLC

OPERATING INCOME BY OPERATING GROUP
(In thousands of U.S. dollars)
(Unaudited)

	Operating Income as Reported (GAAP)
	Three Months Ended May 31,
	2015		2014
	Operating Income	Operating Margin	Operating Income	Operating Margin
Communications, Media & Technology	$237,902	15%	$222,957	15%
Financial Services	265,863	16	252,928	15
Health & Public Service	202,644	15	213,099	16
Products	255,162	14	253,357	13
Resources	171,948	14	236,425	18
Total	$1,133,519	14.6%	$1,178,766	15.2%

	Three Months Ended May 31,
	2015				2014
		Operating Income and Operating Margin Excluding Pension Settlement Charge (Non-GAAP)			Operating Income and Operating Margin as Reported (GAAP)

	Operating Income (GAAP)	Pension Settlement Charge (1)	Operating Income	Operating Margin	Operating Income	Operating Margin	Increase (Decrease)
Communications, Media & Technology	$237,902	$12,547	$250,449	16%	$222,957	15%	$27,492
Financial Services	265,863	13,460	279,323	17	252,928	15	26,395
Health & Public Service	202,644	11,664	214,308	15	213,099	16	1,209
Products	255,162	15,823	270,985	14	253,357	13	17,628
Resources	171,948	10,888	182,836	15	236,425	18	(53,589)
Total	$1,133,519	$64,382	$1,197,901	15.4%	$1,178,766	15.2%	$19,135

RECONCILIATION OF NET INCOME AND DILUTED EARNINGS PER SHARE, AS REPORTED (GAAP), TO NET INCOME AND DILUTED EARNINGS PER SHARE, AS ADJUSTED (NON-GAAP)

	Three Months Ended May 31,
	2015			2014
	As Reported (GAAP)	Pension Settlement Charge (1)	Adjusted (Non-GAAP)	As Reported (GAAP)
Income before incomes taxes	$1,132,091	$64,382	$1,196,473	$1,175,938
Provision for income taxes	281,861	25,238	307,099	294,125
Net income	$850,230	$39,144	$889,374	$881,813

Effective tax rate	24.9%		25.7%	25.0%
Diluted earnings per share	$1.24	$0.06	$1.30	$1.26

________

(1)
Represents non-cash pension settlement charge related to lump sum cash payments from the company's U.S. pension plan to former employees who elected to receive such payments. The payments settled the company's pension obligations to those who participated.

ACCENTURE PLC

OPERATING INCOME BY OPERATING GROUP
(In thousands of U.S. dollars)
(Unaudited)

	Operating Income as Reported (GAAP)
	Nine Months Ended May 31,
	2015		2014
	Operating Income	Operating Margin	Operating Income	Operating Margin
Communications, Media & Technology	$628,320	13%	$558,140	13%
Financial Services	791,606	16	725,634	15
Health & Public Service	568,277	14	538,018	14
Products	816,720	14	706,270	13
Resources	537,338	14	693,085	18
Total	$3,342,261	14.4%	$3,221,147	14.5%

	Nine Months Ended May 31,
	2015				2014
		Operating Income and Operating Margin Excluding Pension Settlement Charge (Non-GAAP)			Operating Income and Operating Margin as Reported (GAAP)

	Operating Income (GAAP)	Pension Settlement Charge (1)	Operating Income	Operating Margin	Operating Income	Operating Margin	Increase (Decrease)
Communications, Media & Technology	$628,320	$12,547	$640,867	14%	$558,140	13%	$82,727
Financial Services	791,606	13,460	805,066	16	725,634	15	79,432
Health & Public Service	568,277	11,664	579,941	14	538,018	14	41,923
Products	816,720	15,823	832,543	15	706,270	13	126,273
Resources	537,338	10,888	548,226	15	693,085	18	(144,859)
Total	$3,342,261	$64,382	$3,406,643	14.7%	$3,221,147	14.5%	$185,496

RECONCILIATION OF NET INCOME AND DILUTED EARNINGS PER SHARE, AS REPORTED (GAAP), TO NET INCOME AND DILUTED EARNINGS PER SHARE, AS ADJUSTED (NON-GAAP)

	Nine Months Ended May 31,
	2015			2014
	As Reported (GAAP)	Pension Settlement Charge (1)	Adjusted (Non-GAAP)	As Reported (GAAP)
Income before income taxes	$3,329,069	$64,382	$3,393,451	$3,209,643
Provision for income taxes	843,405	25,238	868,643	793,853
Net Income	$2,485,664	$39,144	$2,524,808	$2,415,790

Effective tax rate	25.3%		25.6%	24.7%
Diluted earnings per share	$3.61	$0.06	$3.67	$3.44

________

(1)
Represents non-cash pension settlement charge related to lump sum cash payments from the company's U.S. pension plan to former employees who elected to receive such payments. The payments settled the company's pension obligations to those who participated.

ACCENTURE PLC
CONSOLIDATED BALANCE SHEETS
(In thousands of U.S. dollars)

	May 31, 2015	August 31, 2014
	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$4,026,189	$4,921,305
Short-term investments	2,383	2,602
Receivables from clients, net	3,717,048	3,859,567
Unbilled services, net	1,831,087	1,803,767
Other current assets	1,492,814	1,317,201
Total current assets	11,069,521	11,904,442
NON-CURRENT ASSETS:
Unbilled services, net	23,523	28,039
Investments	43,763	66,783
Property and equipment, net	752,362	793,444
Other non-current assets	5,419,558	5,137,744
Total non-current assets	6,239,206	6,026,010
TOTAL ASSETS	$17,308,727	$17,930,452
LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Current portion of long-term debt and bank borrowings	$1	$330
Accounts payable	1,040,645	1,064,228
Deferred revenues	2,142,085	2,348,034
Accrued payroll and related benefits	3,305,945	3,380,748
Other accrued liabilities	1,399,766	1,364,739
Total current liabilities	7,888,442	8,158,079
NON-CURRENT LIABILITIES:
Long-term debt	27,217	26,403
Other non-current liabilities	2,926,837	3,460,633
Total non-current liabilities	2,954,054	3,487,036
TOTAL ACCENTURE PLC SHAREHOLDERS’ EQUITY	5,911,214	5,732,035
NONCONTROLLING INTERESTS	555,017	553,302
TOTAL SHAREHOLDERS’ EQUITY	6,466,231	6,285,337
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$17,308,727	$17,930,452

ACCENTURE PLC
CONSOLIDATED CASH FLOWS STATEMENTS
(In thousands of U.S. dollars)
(Unaudited)

	Three Months Ended May 31,		Nine Months Ended May 31,
	2015	2014	2015	2014
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$850,230	$881,813	$2,485,664	$2,415,790
Depreciation, amortization and asset impairments	153,405	162,197	472,160	456,664
Reorganization benefits, net	—	—	—	(18,015)
Share-based compensation expense	195,576	186,303	531,691	519,989
Change in assets and liabilities/other, net	214,153	132,947	(901,964)	(1,537,555)
Net cash provided by operating activities	1,413,364	1,363,260	2,587,551	1,836,873
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(113,554)	(85,287)	(246,980)	(220,413)
Purchases of businesses and investments, net of cash acquired	(322,740)	(65,631)	(442,202)	(675,220)
Other investing, net	11,346	2,591	13,287	4,095
Net cash used in investing activities	(424,948)	(148,327)	(675,895)	(891,538)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of ordinary shares	187,152	194,948	496,339	487,768
Purchases of shares	(518,176)	(441,115)	(1,788,974)	(1,901,867)
Cash dividends paid	(674,735)	(624,682)	(1,353,471)	(1,254,916)
Other financing, net	3,101	4,869	52,169	88,440
Net cash used in financing activities	(1,002,658)	(865,980)	(2,593,937)	(2,580,575)
Effect of exchange rate changes on cash and cash equivalents	(20,969)	19,632	(212,835)	52,214
NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(35,211)	368,585	(895,116)	(1,583,026)
CASH AND CASH EQUIVALENTS, beginning of period	4,061,400	3,680,274	4,921,305	5,631,885
CASH AND CASH EQUIVALENTS, end of period	$4,026,189	$4,048,859	$4,026,189	$4,048,859